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                                EXHIBIT (h)(1)(b)
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                                AMENDED EXHIBIT A

                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Fund Administration Agreement

                            (EFFECTIVE MAY 31, 2000)

FUNDS  OF  THE  TRUST                  FUND  ADMINISTRATION  FEES
Total  Return  Fund                    For  each  Fund,
Capital  Appreciation  Fund              0.05% of each Fund's average daily
Government  Bond  Fund                   net  assets  up  to  $1  billion
Money Market Fund                      0.04% on assets of $1 billion and more
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Nationwide  Balanced  Fund             For  each  Fund,
Nationwide  Equity  Income  Fund         0.07%  on  assets up to $250 million
Nationwide  Global  50  Fund           0.05%  on  the next $750 million
(formerly,  Nationwide  Global
Equity Fund)                            0.04% on assets of $1 billion  and  more
Nationwide  High  Income  Bond  Fund
Nationwide  Multi  Sector  Bond  Fund
Nationwide  Small  Cap  Value  Fund
Nationwide  Mid  Cap  Index  Fund
Nationwide  Small  Cap  Growth  Fund*
(formerly,  Nationwide  Select  Advisers  Small  Cap  Growth  Fund)
Nationwide  Strategic  Growth  Fund
Nationwide  Strategic  Value  Fund
Nationwide  Income  Fund
Nationwide  Small  Company  Fund
Nationwide  Growth  Focus  Fund  II*
Nationwide  New  Economy  Fund  II*
Nationwide  Global  Technology  and  Communications  Fund  II*
Nationwide  Global  Life  Sciences  Fund  II*

*Each  of  these  funds  is  subject  to  an  annual  minimum  fee  of  $75,000.

     VILLANOVA  SA  CAPITAL  TRUST

     By:     /s/  Kevin  Crossett
     Name:        Kevin  Crossett
     Title:       VP  -  Associate  General  Counsel

     NATIONWIDE  SEPARATE  ACCOUNT  TRUST

     By:     /s/  Elizabeth  Davin
     Name:        Elizabeth  Davin
     Title:       Assistant  Secretary


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